UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2008

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33213	77-0454924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1650 Technology Drive, San Jose, California

(Address of principal executive offices)

95110

(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition.

On February 26, 2008, Magma Design Automation, Inc. (“Magma”) completed its acquisition of Sabio Labs, Inc. (“Sabio”), a privately held developer of analog design solutions for mixed-signal designers. Magma acquired Sabio pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 20, 2007 by and among Magma, Sabio, two wholly owned subsidiaries of Magma (Sabio Acquisition Corp. and Sabio Labs, LLC (“Sabio LLC”)) and David Colleran, as representative of the Sabio shareholders. Pursuant to the Merger Agreement, Sabio Acquisition Corp. merged with and into Sabio with Sabio the interim surviving corporation, and then Sabio merged with and into Sabio LLC with Sabio LLC continuing as the surviving entity and wholly owned subsidiary of Magma.

Under the terms of the Merger Agreement, Magma acquired all of the outstanding shares of Sabio for a total equity value of approximately $17.5 million, comprised of 1,701,243 shares of common stock of Magma. In addition, pursuant to the Merger Agreement, the Sabio shareholders may receive up to an additional $7.5 million in contingent consideration in the form of cash or shares of Magma common stock, at Magma’s discretion, subject to the achievement of certain product integration and bookings milestones.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 to this report on Form 8-K. A copy of the press release announcing the completion of the acquisition of Sabio is attached as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities

As described in Item 2.01 above, in connection with the completion of the Sabio acquisition on February 26, 2008, Magma will issue to the former Sabio shareholders 1,701,243 shares of Magma common stock (not including any Magma shares that may be issued as contingent consideration as described above). These shares are being issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 3(a)(10) of the Securities Act and in connection therewith the Department of Corporations of the state of California held a fairness hearing related to the Merger and issued a permit for issuance of the shares of Magma common stock to the Sabio shareholders.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements of Sabio are not required to be filed with this report on Form 8-K or any amendment to this report pursuant to Rule 3-05(b) of Regulation S-X.

(b)	Pro Forma Financial Information.

Pro forma financial information is not required to be filed with this report on Form 8-K or any amendment to this report pursuant to Article 11 of Regulation S-X

(d)	Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of December 20, 2007 by and among Magma Design Automation, Inc., Sabio Labs, Inc., Sabio Acquisition Corp., Sabio Labs, LLC and David Colleran, as Representative.

99.1	Press Release issued February 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

Date: February 26, 2008	By:	/S/ PETER S. TESHIMA
Peter S. Teshima

Corporate Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of December 20, 2007 by and among Magma Design Automation, Inc., Sabio Labs, Inc., Sabio Acquisition Corp., Sabio Labs, LLC and David Colleran, as Representative.

99.1	Press Release issued February 27, 2008.